UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 17, 2019

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

At the City Holding Company (the Corporation) Annual Meeting of Shareholders held on April 17, 2019 in Charleston, WV, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2019. The Corporation’s Board of Directors fixed the close of business on March 1, 2019, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 1, 2019, there were 16,530,297 issued and outstanding shares of Common Stock (exclusive of 2,531,251) shares held as treasury stock which were not voted). A total of 11,575,671 shares of common stock were voted at the annual meeting, either in person or by proxy.

Following below is a summary of the voting results for each matter presented to the shareholders:

1.	The election of five Class II Directors each for a three-year term expiring in 2022 and one Class III director for a term of one year expiring in 2020.

	Class	For	Against	Abstain

Charles W. Fairchilds	II	11,374,423	147,680	53,568
William H. File III	II	10,759,214	776,884	39,573
Tracy W. Hylton II	II	10,917,028	622,533	36,110
C. Dallas Kayser	II	10,974,117	543,106	58,448
Sharon H. Rowe	II	10,663,995	848,828	62,888
Thomas L. Burnette	III	11,426,706	106,017	42,948

2.	The approval of a non-binding advisory proposal on the compensation of the Named Executive Officers.

For	Against	Abstain

11,089,742	342,719	143,210

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 18, 2019	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer